DAVIDSON  &  COMPANY
--------------------




            CONSENT  OF  INDEPENDENT  CHARTERED  ACCOUNTANTS


The undersigned independent chartered accounting firm hereby consents to the inclusion of its report on the financial statements of EPL Ventures Corp. ( a Development Stage Company) as of October 31, 1999 and for the period from November 19, 1998 to October 31, 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements and under the heading Part II, Item 3. Changes in and Disagreements with Accountants in the Registration Statement Amendment No.2, Form 10-SB/A for Industrial Rubber Innovations, Inc. dated July 18, 2000.




                                                     /s/  Davidson  &  Company
                                                     Chartered  Accountants


Vancouver,  Canada
July  19,  2000